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                                                              Exhibit 5 (1 page)
                                                              Page 46 of 46


                               POWER OF ATTORNEY
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     The undersigned, THE FUJI BANK, LIMITED, a Japanese banking corporation, hereby constitutes and appoints DEBRA H. SNIDER, DENNIS K. HOLLAND and CHARLES
P. BRISSMAN, and each of them (with full power to act alone), its true and lawful attorneys-in-fact and agents to execute and file with the Securities and Exchange Commission (or any successor agency) and any applicable state regulatory authority, national securities exchange or self-regulatory organization, in the name and on behalf of the undersigned, any and all:

     (a)  Schedules 13D or 13G;

     (b)  Forms 3, 4 or 5;

     (c) other statements or reports required under the Securities Exchange Act of 1934, as amended, or any other federal or state securities law;

     (d) instruments and documents which are filed as a part of or in connection with such Schedules, Forms, statements or reports; and

     (e)  amendments, extensions or other modifications of any of the foregoing;

all with respect to the investment of Heller Equity Capital Corporation (or any of its affiliates) in securities of Career Education Corporation (and securities of any other issuer which are hereafter issued on account of such securities of Career Education Corporation). The undersigned hereby ratifies and confirms all that such attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue of this Power of Attorney.


Dated: January 28, 1998               THE FUJI BANK, LIMITED
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                                       By: /s/ Atsushi Takano
                                           ------------------------

                                       Title: Managing Director
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